UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 7, 2018

Cardinal Health, Inc.
(Exact name of registrant as specified in its charter)

Ohio	1-11373	31-0958666
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7000 Cardinal Place, Dublin, Ohio 43017
(Address of principal executive offices) (Zip Code)

(614) 757-5000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):
☐    Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 2.02: Results of Operations and Financial Condition
On February 8, 2018, Cardinal Health, Inc. (the "Company") issued a news release announcing its results for the quarter ended December 31, 2017. A copy of the news release is included as Exhibit 99.1 to this report.
Item 5.02: Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On February 7, 2018, the Board of Directors (the "Board") of the Company elected Akhil Johri to the Board, effective immediately, to serve until the 2018 annual meeting of shareholders and until his successor is elected and qualified.  Mr. Johri was appointed to serve on the Audit Committee of the Board.  Mr. Johri is Executive Vice President and Chief Financial Officer of United Technologies Corporation.  Mr. Johri will participate in the standard director compensation arrangements described in the Company's proxy statement for its 2017 annual meeting of shareholders.  The Board has determined that Mr. Johri is independent under the standards of the New York Stock Exchange and the Company's Corporate Governance Guidelines.

Item 7.01: Regulation FD Disclosure
During a webcast scheduled to be held at 8:30 a.m. Eastern time on February 8, 2018, the Company's Chief Executive Officer and Chief Financial Officer will discuss the Company's results for the quarter ended December 31, 2017 and outlook for the fiscal year ending June 30, 2018. The slide presentation for the webcast will be available on the Investors page at ir.cardinalhealth.com. An audio replay of the webcast also will be available on the Investors page at ir.cardinalhealth.com.
Item 9.01: Financial Statements and Exhibits
(d) Exhibits

Exhibit Number	Exhibit Description
99.1	News release issued by the Company on February 8, 2018 announcing second-quarter results.

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cardinal Health, Inc.
(Registrant)

Date:	February 8, 2018	By:	/s/ Jorge M. Gomez
Jorge M. Gomez
Chief Financial Officer

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